Exhibit 99.1

NEWS RELEASE

CONTINENTAL RESOURCES ANNOUNCES 3Q21 RESULTS;

DELIVERING RECORD FREE CASH FLOW & STRATEGIC EXPANSION INTO PERMIAN BASIN

•	$369.3 MM Net Income; $1.01 per Diluted Share ($437.2 MM Adjusted Net Income; $1.20 per Adjusted Share (Non-GAAP)) in 3Q21

•	$1.0 B Cash Flow from Operations & Company Record $669 MM Free Cash Flow (Non-GAAP) in 3Q21

•	$3.9 B Projected Full-Year 2021 Cash Flow from Operations & $2.6 B Projected Full-Year 2021 Free Cash Flow (FCF) (Non-GAAP) at Current Strip Prices[1] (~14% FCF Yield[2] (Non-GAAP))

•	Highly Accretive Expansion into Permian Basin; Immediately Additive to FCF Capacity

•	Adds up to 2% to Projected Return on Capital Employed[3] (ROCE) on an Annual Basis[4]

•	Over 650 Gross Operated Locations in Third Bone Spring/Wolfcamp A & B; Over 1,000 Total Locations, Including Additional Zones Producing in the Basin

•	92 K Contiguous Net Leasehold Acres & 50 K Net Royalty Acres[5]; Extensive Owned Water Infrastructure

•	PDP[6] Represents ~75% of Transaction Price; ~55 MBoepd (~70% Oil)

•	Accelerating Commitment to Shareholder Capital & Corporate Returns

•	$0.05 Increase to Quarterly Dividend to $0.20 per Share; Approximately 1.6% Annualized Dividend Yield[7]

•	$65 MM Share Repurchases Executed; $618 MM Remaining under Previous Board Authorization

•	21% Projected ROCE in 2021

Oklahoma City, November 3, 2021 – Continental Resources, Inc. (NYSE: CLR) (the “Company”) today announced its third quarter 2021 operating and financial results.

The Company reported net income of $369.3 million, or $1.01 per diluted share, for the quarter ended September 30, 2021. In third quarter 2021, typically excluded items in aggregate represented $67.9 million, or $0.19 per diluted share, of Continental’s reported net income. Adjusted net income for third quarter 2021 was $437.2 million, or $1.20 per diluted share (non-GAAP). Net cash provided by operating activities for third quarter 2021 was $1.02 billion and EBITDAX was $1.12 billion (non-GAAP).

Adjusted net income (loss), adjusted net income (loss) per share, EBITDAX, free cash flow, free cash flow yield, net debt, net sales prices and cash general and administrative (G&A) expenses per barrel of oil equivalent (Boe) presented herein are non-GAAP financial measures. Definitions and explanations for how these measures relate to the most directly comparable U.S. generally accepted accounting principles (GAAP) financial measures are provided at the conclusion of this press release.

[1]	NYMEX strip pricing for the remainder of the year, as of October 15, 2021.
[2]	FCF yield is estimated by dividing the 2021 annual FCF estimate by the Company’s current market capitalization, as of November 1, 2021.
[3]

Return on capital employed represents net income attributable to the Company before non-cash gains and losses on derivatives, income taxes, non-cash equity compensation expense, interest expense, and gains and losses on extinguishment of debt, the result of which is divided by average capital employed for the year, with capital employed representing the sum of total debt and total shareholders’ equity attributable to the Company.

[4]	Based on current Company five-year forecast.
[5]	Normalized to 1/8th royalty.
[6]	Per historical 3-stream reporting. Includes PDP and anticipated volumes from wells in progress expected to be on line in first quarter 2022.
[7]	Calculated as annual dividend per share divided by the stock price per share as of November 1, 2021. All future dividends require Board approval.

The Company generated $1.02 billion of cash flow from operations and a Company record $669 million of free cash flow (non-GAAP) for the third quarter 2021. The Company now projects generating $3.9 billion of cash flow from operations and $2.6 billion of free cash flow (non-GAAP) for full-year 2021 at current strip prices, or approximately 14% free cash flow yield (non-GAAP).

Highly Accretive Expansion into Permian Basin; Immediately Additive to FCF Capacity

The Company announced today it has entered into a definitive agreement under which the Company will acquire select Permian Basin assets from Pioneer Natural Resources in an all-cash transaction valued at approximately $3.25 billion, subject to customary purchase price adjustments. The transaction has been unanimously approved by the Company’s Board of Directors, with an effective date of October 1, 2021 and an expected close in December 2021, subject to customary closing conditions.

“Continental’s foundation has always been built upon a strong geology-led corporate strategy. This continues today and has directly led us to our new strategic position in the Permian Basin. This acquisition will complement our existing deep inventory portfolio in the Bakken, Oklahoma and most recently, the Powder River Basin. In addition to the competitive geologic attributes, this transaction is accretive on key financial metrics and supports our long term target of 1.0x net debt to EBITDAX by year end 2022 at $60 WTI,” said Bill Berry, Chief Executive Officer.

Key Transaction Highlights

•	Accretive to cash flow per share, earnings per share, cash margin and return on capital employed.

•	Adds up to 2% to projected return on capital employed on an annual basis.

•	Projected to generate $750 MM of annual cash flow from operations & $500 MM of annual free cash flow (non-GAAP) in 2022 at current prices.

•	PDP represents ~75% of transaction price; ~55 MBoepd (~70% oil).

•	92 K contiguous net leasehold acres.

•	98% operated with over 90% of acreage held by production.

•	50 K net royalty acres and 31 K net surface acres.

•	Extensive owned water infrastructure.

•	Over 650 gross operated locations in Third Bone Spring/Wolfcamp A & B; over 1,000 total locations, including additional zones producing in the basin.

•	Company projects 1.0x net debt (non-GAAP) to EBITDAX (non-GAAP) by YE22 ($60 WTI and gas strip prices)[8].

“These Permian assets contain the key strategic components common to all of our assets with significant untapped potential to enhance performance through optimized density development, wellbore placement, operational efficiencies and further exploration,” said Jack Stark, President & Chief Operating Officer.

[8]	Gas strip pricing as of October 4, 2021.

Citi Global Market, Inc. is serving as the Company’s financial advisor and White & Case LLP is serving as the Company’s legal advisor with respect to this transaction.

Accelerating Commitment to Shareholder Capital & Corporate Returns

The Company’s Board of Directors approved increasing the Company’s quarterly dividend to $0.20 per share, payable on November 26, 2021 to stockholders of record on November 15, 2021. This dividend represents a $0.05 increase to the Company’s $0.15 per share quarterly dividend paid in third quarter 2021 and equates to an approximately 1.6% annualized dividend yield. The Company also resumed transactions under its existing share repurchase program, with $65 million of share repurchases executed in third quarter 2021 and $618 million of share repurchase capacity remaining under the previous Board of Directors authorization. Additionally, the Company is projecting approximately 21% return on capital employed for 2021.

Production & Operations Update

Third quarter 2021 total production averaged 331.4 MBoepd. Third quarter 2021 oil production averaged 157.2 MBopd. Third quarter 2021 natural gas production averaged 1,046 MMcfpd. The following table provides the Company’s average daily production by region for the periods presented.

Boe per day	3Q 2021	3Q 2020	YTD 2021	YTD 2020
Bakken	167,604	160,661	167,632	150,366
South	152,543	129,583	147,646	129,559
All other	11,260	6,757	10,824	6,997

Total	331,407	297,001	326,102	286,922

Financial Update

“We are delivering strong competitive cash flow this year, as demonstrated by our 14% projected free cash flow yield even after our stock price has nearly tripled year-to-date. The third consecutive increase in our quarterly dividend underscores confidence in our sustainable free cash flow. Additionally, our corporate returns continue to expand, with a projected 21% return on capital employed in 2021 highlighting enhanced value creation. Free cash flow, return on capital employed and other financial metrics should further improve pending our recent Permian acquisition,” said John Hart, Senior Vice President, Chief Financial Officer & Chief Strategy Officer.

The Company has updated its 2021 guidance, as shown in the table at the conclusion of this press release.

3Q 2021 Financial Update	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
Cash and Cash Equivalents		$693.6 million
Total Debt		$4.74 billion
Net Debt (non-GAAP)(1)		$4.05 billion
Average Net Sales Price (non-GAAP)(1)
Per Barrel of Oil	$66.48	$60.79
Per Mcf of Gas	$4.62	$4.38
Per Boe	$46.07	$43.04
Production Expense per Boe	$3.39	$3.29
Total G&A Expenses per Boe	$1.92	$1.87
Crude Oil Net Sales Price Discount to NYMEX ($/Bbl)	($4.09)	($4.13)
Natural Gas Net Sales Price Premium to NYMEX ($/Mcf)	$0.62	$1.17
Non-Acquisition Capital Expenditures attributable to CLR	$383.7 million	$966.6 million
Exploration & Development Drilling & Completion	$312.3 million	$784.1 million
Leasehold and minerals	$20.0 million	$43.5 million
Workovers, Recompletions and Other	$51.4 million	$139.0 million
Minerals attributable to FNV	$6.0 million	$9.7 million

(1)

Net debt and net sales prices represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.

The following table provides the Company’s production results, per-unit operating costs, results of operations and certain non-GAAP financial measures for the periods presented. Average net sales prices exclude any effect of derivative transactions. Per-unit expenses have been calculated using sales volumes.

	Three months ended September 30,		Nine months ended September 30
	2021	2020	2021	2020
Average daily production:
Crude oil (Bbl per day)	157,153	169,265	158,609	155,088
Natural gas (Mcf per day)	1,045,521	766,416	1,004,954	791,005
Crude oil equivalents (Boe per day)	331,407	297,001	326,102	286,922
Average net sales prices (non-GAAP), excluding effect from derivatives: (1)
Crude oil ($/Bbl)	$66.48	$35.93	$60.79	$33.71
Natural gas ($/Mcf)	$4.62	$0.98	$4.38	$0.72
Crude oil equivalents ($/Boe)	$46.07	$23.23	$43.04	$20.21
Production expenses ($/Boe)	$3.39	$3.19	$3.29	$3.45
Production taxes (% of net crude oil and natural gas sales)	7.3%	7.8%	7.3%	8.3%
DD&A ($/Boe)	$15.29	$16.58	$16.26	$16.37
Total general and administrative expenses ($/Boe) (2)	$1.92	$1.63	$1.87	$1.65
Net income (loss) attributable to Continental Resources (in thousands)	$369,328	$(79,422)	$918,295	$(504,372)
Diluted net income (loss) per share attributable to Continental Resources	$1.01	$(0.22)	$2.52	$(1.39)
Adjusted net income (loss) (non-GAAP) (in thousands) (1)	$437,237	$(58,871)	$1,048,893	$(342,139)
Adjusted diluted net income (loss) per share (non-GAAP) (1)	$1.20	$(0.16)	$2.88	$(0.95)
Net cash provided by operating activities (in thousands)	$1,015,535	$291,197	$2,728,653	$934,767
EBITDAX (non-GAAP) (in thousands) (1)	$1,121,294	$473,311	$3,074,868	$1,103,571

(1)

Net sales prices, adjusted net income (loss), adjusted diluted net income (loss) per share, and EBITDAX represent non-GAAP financial measures. Further information about these non-GAAP financial measures as well as reconciliations to the most directly comparable U.S. GAAP financial measures are provided subsequently under the header Non-GAAP Financial Measures.

(2)

Total general and administrative expense is comprised of cash general and administrative expense (non-GAAP) and non-cash equity compensation expense. Cash general and administrative expense per Boe was $1.45, $1.04, $1.37, and $1.04 for 3Q 2021, 3Q 2020, YTD 2021, and YTD 2020, respectively. Non-cash equity compensation expense per Boe was $0.47, $0.59, $0.50, and $0.61 for 3Q 2021, 3Q 2020, YTD 2021, and YTD 2020, respectively.

Third Quarter Earnings Conference Call

The Company plans to host a conference call to discuss third quarter 2021 results on Thursday, November 4, 2021 at 11:00 a.m. ET (10:00 a.m. CT). Those wishing to listen to the conference call may do so via the Company’s website at www.CLR.com or by phone:

Time and date:	11:00 a.m. ET, Thursday, November 4, 2021
Dial-in:	1-888-317-6003
Intl. dial-in:	1-412-317-6061
Conference ID:	8481323

A replay of the call will be available for 14 days on the Company’s website or by dialing:

Replay number:	1-877-344-7529
Intl. replay:	1-412-317-0088
Conference ID:	10160546

The Company plans to publish a third quarter 2021 summary presentation to its website at www.CLR.com prior to the start of its conference call on Thursday, November 4, 2021.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company has significant positions in Oklahoma, including its SCOOP Woodford and SCOOP Springer discoveries and the STACK play. The Company also has a newly acquired position in the Powder River Basin play of Wyoming. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2021, the Company will celebrate 54 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

We use the term “EUR” or “estimated ultimate recovery” to describe our best estimate of recoverable oil and natural gas hydrocarbon quantities. Actual reserves recovered may differ from estimated quantities. EUR data included herein, if any, remain subject to change as more well data is analyzed.

Investor Contact:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Spaay

Investor Relations Analyst

405-774-5878

Lucy.Spaay@CLR.com

Continental Resources, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	In thousands, except per share data
Revenues:
Crude oil and natural gas sales	$1,456,181	$701,468	$3,986,628	$1,738,863
Loss on derivative instruments, net	(127,110)	(17,853)	(232,795)	(25,635)
Crude oil and natural gas service operations	12,341	8,755	38,519	35,602

Total revenues	1,341,412	692,370	3,792,352	1,748,830
Operating costs and expenses:
Production expenses	103,222	88,701	292,791	271,852
Production taxes	102,398	50,153	280,667	132,444
Transportation expenses	53,969	55,272	156,670	148,079
Exploration expenses	2,534	1,041	9,470	14,638
Crude oil and natural gas service operations	4,884	3,316	15,037	15,288
Depreciation, depletion, amortization and accretion	465,357	461,191	1,446,823	1,288,185
Property impairments	7,945	18,518	30,991	264,976
General and administrative expenses	58,421	45,273	166,822	129,713
Net (gain) loss on sale of assets and other	(3,029)	800	(3,496)	5,914

Total operating costs and expenses	795,701	724,265	2,395,775	2,271,089

Income (loss) from operations	545,711	(31,895)	1,396,577	(522,259)
Other income (expense):
Interest expense	(59,894)	(63,884)	(185,796)	(192,547)
Gain (loss) on extinguishment of debt	—	—	(290)	64,573
Other	345	224	895	1,385

	(59,549)	(63,660)	(185,191)	(126,589)

Income (loss) before income taxes	486,162	(95,555)	1,211,386	(648,848)
(Provision) benefit for income taxes	(115,641)	13,972	(291,116)	138,350

Net income (loss)	370,521	(81,583)	920,270	(510,498)
Net income (loss) attributable to noncontrolling interests	1,193	(2,161)	1,975	(6,126)

Net income (loss) attributable to Continental Resources	$369,328	$(79,422)	$918,295	$(504,372)

Net income (loss) per share attributable to Continental Resources:
Basic	$1.02	$(0.22)	$2.54	$(1.39)
Diluted	$1.01	$(0.22)	$2.52	$(1.39)

Continental Resources, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

In thousands	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$693,649	$47,470
Other current assets	1,284,993	805,075
Net property and equipment (1)	13,475,204	13,737,292
Other noncurrent assets	52,317	43,261

Total assets	$15,506,163	$14,633,098

Liabilities and equity
Current liabilities	$1,404,559	$860,806
Long-term debt, net of current portion	4,741,729	5,530,173
Other noncurrent liabilities	2,138,809	1,819,394
Equity attributable to Continental Resources	6,848,889	6,056,446
Equity attributable to noncontrolling interests	372,177	366,279

Total liabilities and equity	$15,506,163	$14,633,098

(1)	Balance is net of accumulated depreciation, depletion and amortization of $16.18 billion and $14.77 billion as of September 30, 2021 and December 31, 2020, respectively.

Continental Resources, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended September 30,		Nine months ended September 30,
In thousands	2021	2020	2021	2020
Net income (loss)	$370,521	$(81,583)	$920,270	$(510,498)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash expenses	687,296	489,905	1,961,607	1,427,992
Changes in assets and liabilities	(42,282)	(117,125)	(153,224)	17,273

Net cash provided by operating activities	1,015,535	291,197	2,728,653	934,767
Net cash used in investing activities	(352,587)	(162,923)	(1,123,801)	(1,181,866)
Net cash provided by (used in) financing activities	(119,337)	(113,693)	(958,673)	228,936

Net change in cash and cash equivalents	543,611	14,581	646,179	(18,163)
Cash and cash equivalents at beginning of period	150,038	6,656	47,470	39,400

Cash and cash equivalents at end of period	$693,649	$21,237	$693,649	$21,237

Non-GAAP Financial Measures

Non-GAAP adjusted net income (loss) and adjusted net income (loss) per share attributable to Continental

Our presentation of adjusted net income (loss) and adjusted net income (loss) per share that exclude the effect of certain items are non-GAAP financial measures. Adjusted net income (loss) and adjusted net income (loss) per share represent net income (loss) and diluted net income (loss) per share determined under U.S. GAAP without regard to non-cash gains and losses on derivative instruments, property impairments, gains and losses on asset sales, and gains and losses on extinguishment of debt as applicable. Management believes these measures provide useful information to analysts and investors for analysis of our operating results. In addition, management believes these measures are used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis without regard to an entity’s specific derivative portfolio, impairment methodologies, and property dispositions. Adjusted net income (loss) and adjusted net income (loss) per share should not be considered in isolation or as an alternative to, or more meaningful than, net income (loss) or diluted net income (loss) per share as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. The following tables reconcile net income (loss) and diluted net income (loss) per share as determined under U.S. GAAP to adjusted net income (loss) and adjusted diluted net income (loss) per share for the periods presented.

	Three months ended September 30,
	2021		2020
In thousands, except per share data	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to Continental Resources (GAAP)	$369,328	$1.01	$(79,422)	$(0.22)
Adjustments:
Non-cash loss on derivatives	85,030		7,901
Property impairments	7,945		18,518
Net (gain) loss on sale of assets and other	(3,029)		800
Total tax effect of adjustments (1)	(22,037)		(6,668)

Total adjustments, net of tax	67,909	0.19	20,551	0.06

Adjusted net income (loss) (non-GAAP)	$437,237	$1.20	$(58,871)	$(0.16)
Weighted average diluted shares outstanding	364,248		360,257

Adjusted diluted net income (loss) per share (non-GAAP)	$1.20		$(0.16)

	Nine months ended September 30,
	2021		2020
In thousands, except per share data	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to Continental Resources (GAAP)	$918,295	$2.52	$(504,372)	$(1.39)
Adjustments:
Non-cash loss on derivatives	145,194		8,560
Property impairments	30,991		264,976
Net (gain) loss on sale of assets and other	(3,496)		5,914
(Gain) loss on extinguishment of debt	290		(64,573)
Total tax effect of adjustments (1)	(42,381)		(52,644)

Total adjustments, net of tax	130,598	0.36	162,233	0.44

Adjusted net income (loss) (non-GAAP)	$1,048,893	$2.88	$(342,139)	$(0.95)
Weighted average diluted shares outstanding	364,479		361,948

Adjusted diluted net income (loss) per share (non-GAAP)	$2.88		$(0.95)

(1)	Computed by applying a combined federal and state statutory tax rate of 24.5% in effect for 2021 and 2020 to the pre-tax amount of adjustments.

Non-GAAP Net Debt

Net debt is a non-GAAP measure. We define net debt as total debt less cash and cash equivalents as determined under U.S. GAAP. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt. This metric is sometimes presented as a ratio with EBITDAX in order to provide investors with another means of evaluating the Company’s ability to service its existing debt obligations as well as any future increase in the amount of such obligations. At September 30, 2021, the Company’s total debt was $4.74 billion and its net debt amounted to $4.05 billion, representing total debt of $4.74 billion less cash and cash equivalents of $693.6 million. From time to time the Company provides forward-looking net debt forecasts; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure of total debt because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.

Non-GAAP EBITDAX

We use a variety of financial and operational measures to assess our performance. Among these measures is EBITDAX, a non-GAAP measure. We define EBITDAX as earnings before interest expense, income taxes, depreciation, depletion, amortization and accretion, property impairments, exploration expenses, non-cash gains and losses resulting from the requirements of accounting for derivatives, non-cash equity compensation expense, and gains and losses on extinguishment of debt as applicable. EBITDAX is not a measure of net income or net cash provided by operating activities as determined by U.S. GAAP.

Management believes EBITDAX is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. Further, we believe EBITDAX is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet future debt service requirements, if any. We exclude the items listed above from net income/loss and net cash provided by operating activities in arriving at EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.

EBITDAX should not be considered as an alternative to, or more meaningful than, net income/loss or net cash provided by operating activities as determined in accordance with U.S. GAAP or as an indicator of a company’s operating performance or liquidity. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of EBITDAX. Our computations of EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation of our net income (loss) to EBITDAX for the periods presented.

	Three months ended September 30,		Nine months ended September 30,
In thousands	2021	2020	2021	2020
Net income (loss)	$370,521	$(81,583)	$920,270	$(510,498)
Interest expense	59,894	63,884	185,796	192,547
Provision (benefit) for income taxes	115,641	(13,972)	291,116	(138,350)
Depreciation, depletion, amortization and accretion	465,357	461,191	1,446,823	1,288,185
Property impairments	7,945	18,518	30,991	264,976
Exploration expenses	2,534	1,041	9,470	14,638
Impact from derivative instruments:
Total loss on derivatives, net	127,110	17,853	232,795	25,635
Total cash paid on derivatives, net	(42,080)	(9,952)	(87,601)	(17,075)

Non-cash loss on derivatives, net	85,030	7,901	145,194	8,560
Non-cash equity compensation	14,372	16,331	44,918	48,086
(Gain) loss on extinguishment of debt	—	—	290	(64,573)

EBITDAX (non-GAAP)	$1,121,294	$473,311	$3,074,868	$1,103,571

The following table provides a reconciliation of our net cash provided by operating activities to EBITDAX for the periods presented.

	Three months ended September 30,		Nine months ended September 30,
In thousands	2021	2020	2021	2020
Net cash provided by operating activities	$1,015,535	$291,197	$2,728,653	$934,767
Current income tax benefit	—	—	—	(2,223)
Interest expense	59,894	63,884	185,796	192,547
Exploration expenses, excluding dry hole costs	2,534	901	9,470	8,182
Gain (loss) on sale of assets and other, net	3,029	(800)	3,496	(5,914)
Other, net	(1,980)	1,004	(5,771)	(6,515)
Changes in assets and liabilities	42,282	117,125	153,224	(17,273)

EBITDAX (non-GAAP)	$1,121,294	$473,311	$3,074,868	$1,103,571

Non-GAAP Free Cash Flow and Free Cash Flow Yield

Our presentation of free cash flow and free cash flow yield are non-GAAP measures. We define free cash flow as cash flows from operations before changes in working capital items, less capital expenditures, excluding acquisitions, plus noncontrolling interest capital contributions, less distributions to noncontrolling interests. Noncontrolling interest capital contributions and distributions primarily relate to our relationship formed with Franco-Nevada in 2018 to fund a portion of certain mineral acquisitions which are included in our capital expenditures and operating results. Free cash flow is not a measure of net income or operating cash flows as determined by U.S. GAAP and should not be considered an alternative to, or more meaningful than, the comparable GAAP measure, and free cash flow does not represent residual cash flows available for discretionary expenditures. Free cash flow yield is calculated by taking free cash flow divided by the market capitalization of the Company at a given date. Management believes these measures are useful to management and investors as a measure of a company’s ability to internally fund its capital expenditures, to service or incur additional debt, and to measure management’s success in creating shareholder value. From time to time the Company provides forward-looking free cash flow and free cash flow yield estimates or targets; however, the Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measure. The reconciling items in future periods could be significant.

The following table reconciles net cash provided by operating activities as determined under U.S. GAAP to free cash flow for the three and nine months ended September 30, 2021.

In thousands	3Q 2021	YTD 2021
Net cash provided by operating activities (GAAP)	$1,015,535	$2,728,653
Exclude: Changes in working capital items	42,282	153,224
Less: Capital expenditures (1)	(389,746)	(976,242)
Plus: Contributions from noncontrolling interests	6,672	19,812
Less: Distributions to noncontrolling interests	(5,299)	(16,535)

Free cash flow (non-GAAP)	$669,444	$1,908,912

(1)	Capital expenditures are calculated as follows:

In thousands	3Q 2021	YTD 2021
Cash paid for capital expenditures	$356,827	$1,128,362
Less: Total acquisitions	(22,055)	(242,974)
Plus: Change in accrued capital expenditures & other	54,552	87,533
Plus: Exploratory seismic costs	422	3,321

Capital expenditures	$389,746	$976,242

Non-GAAP Net Sales Prices

Revenues and transportation expenses associated with production from our operated properties are reported separately. For non-operated properties, we receive a net payment from the operator for our share of sales proceeds which is net of costs incurred by the operator, if any. Such non-operated revenues are recognized at the net amount of proceeds received. As a result, the separate presentation of revenues and transportation expenses from our operated properties differs from the net presentation from non-operated properties. This impacts the comparability of certain operating metrics, such as per-unit sales prices, when such metrics are prepared in accordance with U.S. GAAP using gross presentation for some revenues and net presentation for others.

In order to provide metrics prepared in a manner consistent with how management assesses the Company’s operating results and to achieve comparability between operated and non-operated revenues, we may present crude oil and natural gas sales net of transportation expenses, which we refer to as “net crude oil and natural gas sales,” a non-GAAP measure. Average sales prices calculated using net crude oil and natural gas sales are referred to as “net sales prices,” a non-GAAP measure, and are calculated by taking revenues less transportation expenses divided by sales volumes, whether for crude oil or natural gas, as applicable. Management believes presenting our revenues and sales prices net of transportation expenses is useful because it normalizes the presentation differences between operated and non-operated revenues and allows for a useful comparison of net realized prices to NYMEX benchmark prices on a Company-wide basis.

The following tables present a reconciliation of crude oil and natural gas sales (GAAP) to net crude oil and natural gas sales and related net sales prices (non-GAAP) for the periods presented.

	Three months ended September 30, 2021			Three months ended September 30, 2020
In thousands	Crude oil	Natural gas	Total	Crude oil	Natural gas	Total
Crude oil and natural gas sales (GAAP)	$1,002,823	$453,358	$1,456,181	$623,955	$77,513	$701,468
Less: Transportation expenses	(45,241)	(8,728)	(53,969)	(46,890)	(8,382)	(55,272)

Net crude oil and natural gas sales (non-GAAP)	$957,582	$444,630	$1,402,212	$577,065	$69,131	$646,196
Sales volumes (MBbl/MMcf/MBoe)	14,404	96,188	30,435	16,063	70,510	27,815

Net sales price (non-GAAP)	$66.48	$4.62	$46.07	$35.93	$0.98	$23.23

	Nine months ended September 30, 2021			Nine months ended September 30, 2020
In thousands	Crude oil	Natural gas	Total	Crude oil	Natural gas	Total
Crude oil and natural gas sales (GAAP)	$2,758,859	$1,227,769	$3,986,628	$1,556,445	$182,418	$1,738,863
Less: Transportation expenses	(129,218)	(27,452)	(156,670)	(120,780)	(27,299)	(148,079)

Net crude oil and natural gas sales (non-GAAP)	$2,629,641	$1,200,317	$3,829,958	$1,435,665	$155,119	$1,590,784
Sales volumes (MBbl/MMcf/MBoe)	43,257	274,352	88,982	42,583	216,735	78,706

Net sales price (non-GAAP)	$60.79	$4.38	$43.04	$33.71	$0.72	$20.21

Non-GAAP Cash General and Administrative Expenses per Boe

Our presentation of cash general and administrative (“G&A”) expenses per Boe is a non-GAAP measure. We define cash G&A per Boe as total G&A determined in accordance with U.S. GAAP less non-cash equity compensation expenses, expressed on a per-Boe basis. We report and provide guidance on cash G&A per Boe because we believe this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period. In addition, management believes cash G&A per Boe is used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis of G&A spend without regard to stock-based compensation programs which can vary substantially from company to company. Cash G&A per Boe should not be considered as an alternative to, or more meaningful than, total G&A per Boe as determined in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

The following table reconciles total G&A per Boe as determined under U.S. GAAP to cash G&A per Boe for the periods presented.

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Total G&A per Boe (GAAP)	$1.92	$1.63	$1.87	$1.65
Less: Non-cash equity compensation per Boe	(0.47)	(0.59)	(0.50)	(0.61)

Cash G&A per Boe (non-GAAP)	$1.45	$1.04	$1.37	$1.04

Continental Resources, Inc.

2021 Guidance

As of November 3, 2021

	2021 Previous	2021 Updated
Full-year average oil production (Bopd)	160,000 to 165,000	160,000 to 165,000
Full-year average natural gas production (Mcfpd)	900,000 to 1,000,000	900,000 to 1,000,000
Capital expenditures budget	$1.4 billion	$1.5 to $1.6 billion

Full-Year Operating Expenses:
Production expense per Boe	$3.00 to $3.50	$3.00 to $3.50
Production tax (% of net oil & gas revenue)	7.3% to 7.6%	7.3% to 7.6%
Cash G&A expense per Boe(1)	$1.20 to $1.40	$1.20 to $1.40
Non-cash equity compensation per Boe	$0.45 to $0.55	$0.45 to $0.55
DD&A per Boe	$15.00 to $17.00	$15.00 to $17.00

3Q21 to 4Q21 Average Price Differentials:	3Q21 to 4Q21	4Q21
NYMEX WTI crude oil (per barrel of oil)	($3.50) to ($4.25)	($3.50) to ($4.00)
Henry Hub natural gas(2) (per Mcf)	$0.25 to $0.75	$0.75 to $1.25

1.

Cash G&A is a non-GAAP measure and excludes the range of values shown for non-cash equity compensation per Boe in the item appearing immediately below. Guidance for total G&A (cash and non-cash) is a projected range of $1.65 to $1.95 per Boe.

2.	Includes natural gas liquids production in differential range.